      As filed with the Securities and Exchange Commission on October 15, 1998.
                                                     Registration No. 333-56147

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                            XXSYS TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            California                                     33-0161808
-----------------------------                  ---------------------------------
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                   4619 Viewridge Avenue, San Diego, CA 92123
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                XXSYS TECHNOLOGIES, INC. 1991 STOCK OPTION PLAN,
                 XXSYS TECHNOLOGIES, INC. 1996 STOCK OPTION PLAN
                     AND OTHER PLAN STOCK AND STOCK OPTIONS
                     --------------------------------------
                            (Full title of the plan)

                               Dr. Gloria C.L. Ma
                              4619 Viewridge Avenue
                           San Diego, California 92123
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (619) 974-8200
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                Calculation of Registration Fee
- ------------------------------------------------------------------------------------------------------
                                            Proposed            Proposed
Title of                                    maximum             maximum
securities to be      Amount to be          offering price      aggregate            Amount of
registered            registered            per unit            offering price       registration fee
--------------------------------------------------------------------------------------------------------

Common Stock,              1,550,000            $0.42(1)            $651,000               $295
no par value               shs.(2)

Common Stock,              1,900,000            $0.45               $855,000               $252.23
no par value               shs.(3)
--------------------------------------------------------------------------------------------------------


(1) Based upon the average of the high and low prices for the registrant's common stock on October 12, 1998 for purposes of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 416, there are also being registered such additional shares as may become issuable pursuant to anti-dilution provisions of the various options.

(3)     Represents shares of Common Stock previously registered.

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


                            XXSYS TECHNOLOGIES, INC.

                                  Common Stock

                        ---------------------------------


                XXSYS TECHNOLOGIES, INC. 1991 STOCK OPTION PLAN,
                 XXSYS TECHNOLOGIES, INC. 1996 STOCK OPTION PLAN
                     AND OTHER PLAN STOCK AND STOCK OPTIONS

                        ---------------------------------

                 3,450,000 Shares of Common Stock, No Par Value




        This Prospectus relates to shares of the Common Stock, no par value ("Common Stock"), of XXsys Technologies, Inc. (the "Company") which may be issued from time to time by the Company (i) to employees, officers, directors, consultants and independent contractors upon their exercise of stock options granted under the XXsys Technologies, Inc. 1991 Stock Option Plan; (ii) to employees, officers, directors, consultants and independent contractors upon their exercise of stock options granted under the XXsys Technologies, Inc. 1996 Stock Option Plan; (iii) shares of Common Stock and options granted to Continental Capital & Equity Corporation pursuant to a separate Consulting Agreement, dated April 15, 1998 ("Consulting Agreement"); and (iv) shares of Common Stock issuable to employees of and consultants to the Company pursuant to separate written compensation contracts. The per unit price of the shares of Common Stock issued upon exercise of options granted under the XXsys Technologies, Inc. 1991 Stock Option Plan and the XXsys Technologies, Inc. 1996 Stock Option Plan will be determined from time to time based upon the market price of the Common Stock in accordance with the terms of the XXsys Technologies, Inc. 1991 Stock Option Plan or the XXsys Technologies, Inc. 1996 Stock Option Plan, as the case may be. It is suggested that this Prospectus be retained for further reference.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ---------------------------------

This Prospectus does not cover resales of shares of XXsys Technologies, Inc. Common Stock acquired hereunder. However, persons who are not affiliates of XXsys Technologies, Inc. as defined in Rule 405 of the Securities Act of 1933, as amended (the "Act") ordinarily may publicly resell such shares acquired hereunder without registration under the Act, in reliance on Section 4(1) thereof. An affiliate of XXsys Technologies, Inc. may not publicly resell shares acquired hereunder without compliance with Rule 144 promulgated under the Act or registration under the Act.

                        ---------------------------------

                  The date of this Prospectus is October 15, 1998.

                                TABLE OF CONTENTS

                                                                                           PAGE
        THE COMPANY........................................................................  1

                                     INFORMATION ABOUT THE
                                   XXSYS TECHNOLOGIES, INC.
                                    1991 STOCK OPTION PLAN ................................. 1
               Introduction................................................................  1
               General Purpose.............................................................  1
               ERISA.......................................................................  1
               Shares Available............................................................  1
               Administration..............................................................  2
               Eligibility.................................................................  2
               Grant of Options............................................................  2
               Exercise of Options.........................................................  3
               Nontransferability..........................................................  3
               Termination of Employment...................................................  3
               Disability..................................................................  3
               Duration, Amendment and Termination.........................................  4
               Options Outstanding.........................................................  4

                                     INFORMATION ABOUT THE
                                   XXSYS TECHNOLOGIES, INC.
                                    1996 STOCK OPTION PLAN ................................. 5
               Introduction................................................................  5
               General Purpose.............................................................  5
               ERISA.......................................................................  5
               Shares Available............................................................  5
               Administration..............................................................  6
               Eligibility.................................................................  6
               Grant of Options............................................................  6
               Exercise of Options.........................................................  6
               Nontransferability..........................................................  7
               Termination of Employment...................................................  7
               Disability..................................................................  7
               Duration, Amendment and Termination.........................................  7
               Options Outstanding.........................................................  8

        OTHER PLAN STOCK AND STOCK OPTIONS.................................................  8


        FEDERAL INCOME TAX CONSEQUENCES....................................................  8
               ISO's Under the 1991 Plan and the 1996 Plan.................................  8
               NSO's Under the 1991 Plan, the 1996 Plan and the Consulting Agreement....... 10
               Exercise of Options Through Use of Previously Acquired
               Common Stock of the Company................................................. 10
               Stock Acquired Pursuant to the Consulting Agreement......................... 11

        RESTRICTIONS ON RESALE............................................................. 11

        LEGAL MATTERS...................................................................... 11

        EXPERTS............................................................................ 11

        AVAILABLE INFORMATION.............................................................. 12

                                     PART I

ITEM 1.  PLAN INFORMATION

                                   THE COMPANY

        XXsys Technologies, Inc. (the "Company") was incorporated in the State of California on November 19, 1985. The Company's executive offices are located at 4619 Viewridge Avenue, San Diego, California 92123; telephone (619) 974-8200.

                              INFORMATION ABOUT THE
                            XXSYS TECHNOLOGIES, INC.
                             1991 STOCK OPTION PLAN

Introduction

        The summary of the XXsys Technologies, Inc. 1991 Stock Option Plan ("1991 Plan"), included below highlights the principal features of that plan and is qualified in its entirety by reference to the 1991 Plan and the form of agreement to be received by the Company from those individuals who are granted options (the "Option Agreement"), copies of which are available from the Company's Chief Financial Officer.

General Purpose

        On December 14, 1991, the Board of Directors of the Company adopted the 1991 Plan to provide officers, directors, employees, consultants and independent contractors added incentive for high levels of performance and unusual efforts to increase the earnings of the Company by providing an opportunity to acquire, maintain and increase a proprietary interest in the Company's success and thus encouraging those employees to continue their employment with the Company. Options granted under the 1991 Plan are designed either as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or as non-qualified stock options ("NSOs").

ERISA

        The 1991 Plan is not an "employee pension benefit plan" as defined in
Section 3(2) of the Employee Retirement Income Security Act ("ERISA") and is not qualified as a profit sharing plan as described in Section 401 of the Code.

Shares Available

        A total of 550,000 shares of Common Stock have been reserved for issuance under the 1991 Plan, which may be authorized but unissued shares or shares reacquired by the Company at any time.

        If an option granted under the 1991 Plan is not exercised prior to its expiration or otherwise terminates, the shares which are subject to that option will be available for the grant of further options under the 1991 Plan.

        The number of shares of Common Stock reserved for issuance under the 1991 Plan is subject to equitable adjustments for any recapitalizations, mergers, consolidations, stock dividends, split-ups, combinations, exchanges or any other similar changes which may be required to prevent dilution. Similarly, the Stock Option Committee which administers the 1991 Plan ("Committee"), in its sole discretion, may adjust the number of shares a selected optionee is permitted to acquire if any event occurs prior to that employee's exercise of an option granted pursuant to the 1991 Plan which causes an increase or decrease in the amount of outstanding capital stock.

Administration

        The 1991 Plan is administered by the Committee, which consists of the Company's Board of Directors. The Committee members act in the capacity of plan administrators. The Committee has the authority to determine who will be granted options, the time or times those selected persons will be granted and may exercise all or any part of those options and the number of shares to be subject to each option, the purchase price of the shares of Common Stock covered by each option and the method of payment of such price. The Committee also has the authority to construe and interpret the 1991 Plan, decide all questions and settle all controversies and disputes which may arise in connection with the 1991 Plan and prescribe, amend and rescind rules and regulations relating to administration of the 1991 Plan.

Eligibility

        Only officers, employees and directors who are also employees of the Company or any subsidiary are eligible to receive grants of ISOs. Officers, employees and directors (whether or not they are also employees) of the Company or any subsidiary, as well as consultants, independent contractors or other service providers of the Company or any subsidiary are eligible to receive grants of NSOs.

        In determining (i) the number of shares to be covered by each option,
(ii) the purchase price for such shares and the method of payment of such price,
(iii) the individuals of the eligible class to whom options shall be granted,
(iv) terms and provisions of the respective Option Agreements, and (v) the times at which such options shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the 1991 Plan.

Grant of Options

        Options granted under the 1991 Plan entitle optionees to purchase shares of Common Stock at the exercise price specified in the Option Agreement. The 1991 Plan does not specify any maximum or minimum amount of options which may be granted to any optionee. However, in no event shall ISOs be granted such that the sum of (i) aggregate fair market value (determined at the time the ISOs are granted) of the stock subject to all stock options granted under the 1991 Plan which are first exercisable during the same calendar year plus (ii) the aggregate fair market value (determined at the time the options are granted) of all stock subject to all other incentive stock options granted to such optionee by the Company, its parent and subsidiaries which are exercisable for the first time during such calendar year, exceeds $100,000. Options may be granted for a term up to ten (10) years from the date it is granted, and in the case of an optionee owning at the time an ISO is granted more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiaries such ISO shall not be exercisable later than five (5) years after the date of grant.

Exercise of Options

        The exercise price per share for each share which the optionee is entitled to purchase under an ISO shall be determined by the Committee but shall not be less than the fair market value per share on the date of the grant of the ISO; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant of the ISO in the case of an individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary. The Committee determines the fair market value of shares for this purpose.

        The exercise price for each share which an optionee is entitled to purchase under an NSO shall be determined by the Committee but shall not be less than one-hundred percent (100%) of the fair market value per share on the date of the grant of the NSO.

        The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Committee and may consist of cash, shares of common stock of the Company or such other consideration and method of payment for the shares as may be permitted under applicable state and federal laws.

Nontransferability

        Options granted under the 1991 Plan are not transferable, otherwise than by will or the laws of descent and distribution. During the lifetime of an optionee, options are exercisable only by such optionee.

Termination of Employment

        If an optionee ceases to be employed by, or ceases to have a relationship with, the Company or any subsidiary for any reason other than cause or disability, all options granted to such optionee under the 1991 Plan will terminate not later than three (3) months thereafter. If an optionee ceases to be employed by, or ceases to have a relationship with, the Company or any subsidiary by reason that the employment or relationship has been terminated by the Company for cause, all options granted to such optionee shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option.

Disability

        If an optionee ceases to be employed by, or ceases to have a relationship with, the Company or any subsidiary by reason of disability (as defined in Section 22(e)(3) of the Code), an optionee will have the right, during the one (1) year period following the date of such termination, to purchase all or any part of the shares of Common Stock which such optionee would have been entitled to purchase if exercised on the date of such termination, except in no case shall an option be exercisable more than ten (10) years after grant.

Duration, Amendment and Termination

        Unless previously terminated, the 1991 Plan will terminate on December 14, 2001 and no options may be granted after that date under the 1991 Plan (although options granted before termination and exercisable afterwards will not be affected). The Committee may at any time and from time to time modify, amend, suspend or terminate the 1991 Plan. However, except in certain limited circumstances, the Committee may not increase the maximum number of shares which may be purchased pursuant to options granted under the 1991 Plan, either in the aggregate or by an optionee; change the designation of the class of employees eligible to receive ISO's; extend the term of the 1991 Plan or the maximum option period thereunder; decrease the minimum ISO exercise price or permit reductions of the price at which shares may be purchased for ISO's; or cause ISO's issued under the 1991 Plan to fail to meet the requirements of incentive stock options under Section 422 of the Code. No termination or amendment of the 1991 Plan may terminate an option or adversely affect an optionee's rights without the optionee's consent.

Options Outstanding


        As of October 12, 1998, options to purchase a total of 436,000 shares of Common Stock at exercise prices ranging from $0.75 to $5.00 per share had been granted.

                              INFORMATION ABOUT THE
                            XXSYS TECHNOLOGIES, INC.
                             1996 STOCK OPTION PLAN

Introduction

        The summary of the XXsys Technologies, Inc. 1996 Stock Option Plan ("1996 Plan"), included below highlights the principal features of that plan and is qualified in its entirety by reference to the 1996 Plan and the form of agreement to be received by the Company from those individuals who are granted options (the "Option Agreement"), copies of which are available from the Company's Chief Financial Officer.

General Purpose

        On March 29, 1996, the Board of Directors of the Company adopted the 1996 Plan to provide officers, directors, employees, consultants and independent contractors added incentive for high levels of performance and unusual efforts to increase the earnings of the Company by providing an opportunity to acquire, maintain and increase a proprietary interest in the Company's success and thus encouraging those employees to continue their employment with the Company. Options granted under the 1996 Plan are designed either as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or as non-qualified stock options ("NSOs").

ERISA

        The 1996 Plan is not an "employee pension benefit plan" as defined in
Section 3(2) of the Employee Retirement Income Security Act ("ERISA") and is not qualified as a profit sharing plan as described in Section 401 of the Code.

Shares Available

        A total of 1,000,000 shares of Common Stock have been reserved for issuance under the 1996 Plan, which may be authorized but unissued shares or shares reacquired by the Company at any time.

        If an option granted under the 1996 Plan is not exercised prior to its expiration or otherwise terminates, the shares which are subject to that option will be available for the grant of further options under the 1996 Plan.

        The number of shares of Common Stock reserved for issuance under the 1996 Plan is subject to equitable adjustments for any recapitalizations, mergers, consolidations, stock dividends, split-ups, combinations, exchanges or any other similar changes which may be required to prevent dilution. Similarly, the Stock Option Committee which administers the 1996 Plan ("Committee"), in its sole discretion, may adjust the number of shares a selected optionee is permitted to acquire if any event occurs prior to that employee's exercise of an option granted pursuant to the 1996 Plan which causes an increase or decrease in the amount of outstanding capital stock.

Administration

        The 1996 Plan is administered by the Committee, which consists of the Company's Board of Directors. The Committee members act in the capacity of plan administrators. The Committee has the authority to determine who will be granted options, the time or times those selected persons will be granted and may exercise all or any part of those options and the number of shares to be subject to each option, the purchase price of the shares of Common Stock covered by each option and the method of payment of such price. The Committee also has the authority to construe and interpret the 1996 Plan, decide all questions and settle all controversies and disputes which may arise in connection with the 1996 Plan and prescribe, amend and rescind rules and regulations relating to administration of the 1996 Plan.

Eligibility

        Only officers, employees and directors who are also employees of the Company or any subsidiary are eligible to receive grants of ISOs. Officers, employees and directors (whether or not they are also employees) of the Company or any subsidiary, as well as consultants, independent contractors or other service providers of the Company or any subsidiary are eligible to receive grants of NSOs.

        In determining (i) the number of shares to be covered by each option,
(ii) the purchase price for such shares and the method of payment of such price,
(iii) the individuals of the eligible class to whom options shall be granted,
(iv) terms and provisions of the respective Option Agreements, and (v) the times at which such options shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the 1996 Plan.

Grant of Options

        Options granted under the 1996 Plan entitle optionees to purchase shares of Common Stock at the exercise price specified in the Option Agreement. The 1996 Plan does not specify any maximum or minimum amount of options which may be granted to any optionee. However, in no event shall ISOs be granted such that the sum of (i) aggregate fair market value (determined at the time the ISOs are granted) of the stock subject to all stock options granted under the 1996 Plan which are first exercisable during the same calendar year plus (ii) the aggregate fair market value (determined at the time the options are granted) of all stock subject to all other incentive stock options granted to such optionee by the Company, its parent and subsidiaries which are exercisable for the first time during such calendar year, exceeds $100,000. Options may be granted for a term up to ten (10) years from the date it is granted, and in the case of an optionee owning at the time an ISO is granted more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiaries such ISO shall not be exercisable later than five (5) years after the date of grant.

Exercise of Options

        The exercise price per share for each share which the optionee is entitled to purchase under an ISO shall be determined by the Committee but shall not be less than the fair market value per share on the date of the grant of the ISO; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant of the ISO in the case of an individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary. The Committee determines the fair market value of shares for this purpose.

        The exercise price for each share which an optionee is entitled to purchase under an NSO shall be determined by the Committee but shall not be less than one-hundred percent (100%) of the fair market value per share on the date of the grant of the NSO.

        The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Committee and may consist of cash, shares of common stock of the Company or such other consideration and method of payment for the shares as may be permitted under applicable state and federal laws.

Nontransferability

        Options granted under the 1996 Plan are not transferable, otherwise than by will or the laws of descent and distribution. During the lifetime of an optionee, options are exercisable only by such optionee.

Termination of Employment

        If an optionee ceases to be employed by, or ceases to have a relationship with, the Company or any subsidiary for any reason other than cause or disability, all options granted to such optionee under the 1996 Plan will terminate not later than three (3) months thereafter. If an optionee ceases to be employed by, or ceases to have a relationship with, the Company or any subsidiary by reason that the employment or relationship has been terminated by the Company for cause, all options granted to such optionee shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option.

Disability

        If an optionee ceases to be employed by, or ceases to have a relationship with, the Company or any subsidiary by reason of disability (as defined in Section 22(e)(3) of the Code), an optionee will have the right, during the one (1) year period following the date of such termination, to purchase all or any part of the shares of Common Stock which such optionee would have been entitled to purchase if exercised on the date of such termination, except in no case shall an option be exercisable more than ten (10) years after grant.

Duration, Amendment and Termination

        Unless previously terminated, the 1996 Plan will terminate on March 26, 2006 and no options may be granted after that date under the 1996 Plan (although options granted before termination and exercisable afterwards will not be affected). The Committee may at any time and from time to time modify, amend, suspend or terminate the 1996 Plan. However, except in certain limited circumstances, the Committee may not increase the maximum number of shares which may be purchased pursuant to options granted under the 1996 Plan, either in the aggregate or by an optionee; change the designation of the class of employees eligible to receive ISO's; extend the term of the 1996 Plan or the maximum option period thereunder; decrease the minimum ISO exercise price or permit reductions of the price at which shares may be purchased for ISO's; or cause ISO's issued under the 1996 Plan to fail to meet the requirements of incentive stock options under Section 422 of the Code. No termination or amendment of the

1996 Plan may terminate an option or adversely affect an optionee's rights without the optionee's consent.

Options Outstanding


        As of October 12, 1998, options to purchase a total of 260,000 shares of Common Stock at exercise prices ranging from $1.56 to $4.19 per share had been granted.


                       OTHER PLAN STOCK AND STOCK OPTIONS


        Continental Capital & Equity Corporation, a Florida corporation, has entered into a Consulting Services Agreement ("Consulting Agreement") with the Company dated April 15, 1998. Pursuant to the terms of the Consulting Agreement, Continental Capital will receive 300,000 shares of Common Stock, as well as options to purchase 50,000 shares of Common Stock at an exercise price of $2.00 per share ("$2.00 options") and options to purchase 50,000 shares of Common Stock at an exercise price of $3.00 per share ("$3.00 options"). The $2.00 options shall vest at such time as, for thirty (30) consecutive trading days, the Company's Common Stock as quoted on NASDAQ: (i) trades a minimum of 300,000 shares per day; and (ii) the Market Price of the Common Stock as quoted on NASDAQ is equal to or greater than $10.00 per share. The $3.00 options shall vest at such time as, for thirty (30) consecutive trading days, the Company's Common Stock, as quoted on NASDAQ: (i) trades a minimum of 300,000 shares per day and (ii) the Market Price is equal to or greater than $15.00 per share. The term Market Price refers to the average of the reported closing bid and asked price as reported by NASDAQ.



        The Company has entered into written compensation contracts with 30 employees and consultants pursuant to which the Company has agreed to issue a total of 1,500,000 shares of its Common Stock to the parties in consideration of their services rendered to the Company. Pursuant to the compensation contracts, the Company has agreed to issue shares of Common Stock at the rate of $0.40 per share in lieu of cash payment to the employees and consultants at their standard salary or hourly rate. The Company has also agreed that in the event the employees and consultants are unable to resell their shares for a minimum price of $0.40 per share, to issues additional shares as necessary to provide the parties with proceeds equal to the number of shares originally issued to the party multiplied by $0.40. In addition, the Company has agreed to pay on behalf of the employees all payroll and withholding taxes associated with the stock issuances.


                         FEDERAL INCOME TAX CONSEQUENCES

ISO's Under the 1991 Plan and the 1996 Plan

        Grant and Exercise of ISO's. In general, an optionee realizes no income upon the grant of 1991 Plan or 1996 Plan ISOs (assuming these options qualified as "incentive stock options" under the Code when they were granted) or upon the exercise of ISOs. But see, "Alternative Minimum Tax," below. The amount paid by the optionee for the Common Stock received pursuant to the exercise of ISOs will generally constitute his basis (or cost) for tax purposes. The holding period for such Common Stock generally begins on the date the optionee exercises ISOs. See below for a discussion of the exceptions to these general rules when the optionee uses previously acquired stock of the Company to exercise ISOs.

        Alternative Minimum Tax. ALTHOUGH NO CURRENT TAXABLE INCOME IS REALIZED UPON THE EXERCISE OF ISOS, SECTION 56(b)(3) OF THE CODE PROVIDES THAT THE EXCESS OF THE FAIR MARKET VALUE ON THE DATE OF EXERCISE OF THE COMMON STOCK ACQUIRED PURSUANT TO SUCH EXERCISE OVER THE OPTION PRICE IS AN ITEM OF TAX ADJUSTMENT. AS SUCH, THE EXERCISE OF ISOS MAY RESULT IN THE OPTIONEE BEING SUBJECT TO THE "ALTERNATIVE MINIMUM TAX" FOR THE YEAR ISOS ARE EXERCISED. The "Alternative Minimum Tax" is calculated on a taxpayer's adjusted gross income, subject to special adjustments, plus specified items of tax preference minus specified itemized deductions. The resulting amount is the alternative minimum taxable income.

        If the shares are disposed of in a "disqualifying disposition" -- that is, within one year of exercise or two years from the date of the option grant
- -- in the year in which the ISO is exercised, the maximum amount that will be included as Alternative Minimum Tax income is the gain on the disposition of the ISO stock. In the event there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition will not be considered income for Alternative Minimum Tax purposes. In addition, the basis of the ISO stock for determining gain or loss for Alternative Minimum Tax purposes will be the exercise price for the ISO stock increased by the amount that Alternative Minimum Tax income was increased due to the earlier exercise of the ISO. Alternative Minimum Tax incurred by reason of the exercise of the ISO does not result, for regular income tax purposes, in an increase in basis of the shares acquired upon exercise. The alternative minimum tax attributable to the exercise of an ISO may be applied as a credit against regular tax liability in a subsequent year, subject to certain limitations. The gain recognized upon a sale or exchange of shares acquired through the exercise of the ISO's will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the ISO was exercised.

        The application of the Alternative Minimum Tax for each optionee will depend on such optionee's total income and deductions for the year of exercise. As such, the extent to which, if any, the tax adjustment item generated by the exercise of ISO's in conjunction with any other tax adjustment items or alternative minimum tax adjustments may result in an Alternative Minimum Tax liability for any optionee cannot be determined. Accordingly, each optionee should consult his own tax counsel to determine the potential impact of the Alternative Minimum Tax on his exercise of ISO's.

        Employment and Holding Requirements of ISO's. The Code requires that the optionee remain an employee of the Company or its subsidiaries at all times during the period beginning on the date that the ISOs are granted and ending on the day three (3) months (or one (1) year in the case of permanent and total disability) before the date that each ISO is exercised. Under both the 1991 Plan and the 1996 Plan, upon termination of employment for any reason other than cause or disability the options terminate three (3) months after the termination date unless by their terms the options terminate earlier. If termination occurs as a result of disability, the options will expire one (1) year after such termination unless they expire before that date by their terms. Therefore, if the options constituted incentive stock options at grant, permissible exercises after termination automatically meet the employment requirements.

        In order for an optionee exercising ISOs to qualify for the income tax free treatment set forth in the preceding section such optionee must not dispose of the Common Stock acquired pursuant to the exercise of ISOs within two (2) years from the date the ISOs were granted, nor within one (1) year after the exercise of the ISOs. If the optionee meets these employment and holding requirements, any future gain or loss realized and recognized from the sale or exchange of the Common Stock should be long-term capital gain or loss, if the stock is held as a capital asset. If the optionee disposes of the shares of Common Stock acquired upon exercise of an ISO within two years from the granting of options or one year after the exercise of options (collectively, an "early disposition"), any gain will constitute, in the year of disposition, ordinary compensation income to the extent of the excess of the fair market value of the Common Stock on its acquisition date over the price paid for it by the optionee. Any additional gain will be treated as capital gain. If the optionee disposes of the shares of Common Stock at a loss, such loss will be a capital loss.

        For purposes of this section, the transfer of Common Stock by reason of the optionee's death does not constitute a disposition of the Common Stock. In addition, the transferee of the Common Stock is not subject to the holding and employment requirements.

        If the Recipient disposes of options instead of exercising them, the incentive stock option rules discussed herein have no application. The recipient-transferor will recognize either long or short-term capital gain or loss and the purchaser will not be subject to any of these rules.

NSO's Under the 1991 Plan, the 1996 Plan and the Consulting Agreement

        In general, an optionee who receives an NSO realizes income either at the date of grant or at the date of exercise, but not at both. Unless the NSO has a "readily ascertainable fair market value" at the date of grant, the optionee recognizes no income on the date of grant and the compensatory aspects are held open until the NSO is exercised. In this case, upon exercise, the optionee will have compensation income to the extent of the difference between the fair market value of the stock at the time of exercise and the exercise price paid by the optionee.

        An NSO is deemed to have a "readily ascertainable fair market value" if
(a) the NSO's are actively traded on an established market or (b) the fair market value can be measured with reasonable accuracy which means that (i) the NSOs are transferable, (ii) the NSO's are exercisable immediately in full, (iii) the NSOs and underlying stock are not subject to restrictions which have a significant effect on the NSOs value and (iv) the fair market value of the "option privilege" is readily ascertainable.

Exercise of Options Through Use of Previously Acquired Common Stock of the
Company

        Under both the 1991 Plan and the 1996 Plan, in some circumstances an optionee may be allowed to use previously acquired Common Stock to exercise both ISO's and NSO's. Such previously acquired Common Stock may include Common Stock acquired pursuant to an earlier partial exercise of options. Generally the Internal Revenue Service (the "Service") recognizes that an exchange of Common Stock for other Common Stock does not constitute a taxable disposition of any shares of Common Stock. The Service treats such exchanges as two transactions. First, to the extent of the number of previously acquired shares of Common Stock, a share for share exchange occurs with each new share of Common Stock ("Carryover shares") succeeding to the cost basis and holding period of the old shares of Common Stock. Second, the remaining new shares of Common Stock are deemed acquired at a zero cost with their holding period commencing on the date of acquisition ("Noncarryover shares").

        The foregoing rules generally apply to the use of previously acquired Common Stock to acquire Common Stock under both the 1991 Plan and the 1996 Plan. An optionee may use Common Stock owned at the date options are exercised to acquire Common Stock upon exercise of the options. However, despite a "carryover" holding period, all of the new shares of Common Stock are still subject to the holding requirements discussed above. If optionee disposes of such Common Stock acquired pursuant to the exercises of ISO's before the later of two years from the granting or one year from exercise, an early disposition occurs first to the extent of the Noncarryover shares and then to the extent of the Carryover shares.

        In addition, if an optionee uses Common Stock acquired through a previous partial exercise of options ("First Stock") to acquire new Common Stock through an exercise of options ("Second Stock") before the First Stock has met the above holding requirements, the First Stock will be treated as having been disposed of in an early disposition. Therefore, the optionee will have to recognize ordinary compensation to the excess of the fair market value of the First Stock on its acquisition dates over its price paid. Despite the early disposition, any excess gain is not recognized, but is deferred and carried over to the Second Stock. If the First Stock is used to acquire other Common Stock which is not subject to either the 1991 Plan or the 1996 Plan, no early disposition will generally occur and the tax free exchange rules may apply.

Stock Acquired Pursuant to the Consulting Agreement and Written Compensation Contracts.



        Under the Code, the shares of Common Stock ("Shares") issued to Continental Capital pursuant to the terms of the Consulting Agreement and to the employees and consultants pursuant to the written compensation contracts will be taxed as ordinary income based upon their fair market value on the date of grant. To the extent the Shares are subsequently sold at a price in excess of the purchase price paid by the recipients for the Shares, the gain on the sale of the shares will be treated as a capital gain. If the Shares are sold at a price less than the purchase price paid by the recipients for the Shares, the loss on the sale will be treated as a capital loss.


        THE DISCUSSION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE 1991 PLAN AND THE 1996 PLAN IS INTENDED ONLY AS A BROAD DISCUSSION OF THE GENERAL RULES APPLICABLE TO THE GRANT AND EXERCISE OF OPTIONS AND THE ACQUISITION AND DISPOSITION OF COMMON STOCK ACQUIRED PURSUANT TO THE EXERCISE OF OPTIONS. SPECIFIC SITUATIONS MAY BE SUBJECT TO DIFFERENT RULES AND MAY RESULT IN DIFFERENT TAX CONSEQUENCES. EACH OPTIONEE IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH SPECIFIC REFERENCE TO THE OPTIONEE'S TAX SITUATION.


                             RESTRICTIONS ON RESALE

        The Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. Section 16(b) permits recovery by the Company of any profit realized by any officer or director of the Company from any purchase and sale, or sale and purchase, of Common Stock within any period of less than six months. For purposes of Section 16(b), the grant of an option, but not its exercise, is a purchase of Common Stock. Further, affiliates of the Company who acquire shares of Common Stock of the Company pursuant to an option described in this prospectus will not be able to resell such shares of Common Stock in reliance upon this prospectus. Accordingly, affiliates of the Company exercising options must insure that any resale of shares of the Company's Common Stock acquired upon exercise complies with an available exemption from the registration provisions of the Federal securities law, such as Rule 144 under the Securities Act of 1933, as amended.


                                  LEGAL MATTERS

        Certain legal matters in connection with the Common Stock offered hereby are being passed upon for the Company by Oppenheimer Wolff & Donnelly LLP, Newport Beach, California.

                                     EXPERTS


        The financial statements of XXsys Technologies, Inc. as of September 30, 1997 and 1996 and for each of the years in the three year period ended September 30, 1997 incorporated by reference herein have been incorporated by reference herein in reliance upon the report of Feldman Sherb Ehrlich & Co., P.C. (Formerly Feldman Radin & Co., P.C.),independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION


                              AVAILABLE INFORMATION


        XXsys Technologies, Inc. (the "Company") is subject to the information requirements of the Securities and Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies can be made at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Act"), to which reference is hereby made.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Company hereby incorporates by reference the following documents on file with the Commission:

        1. The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.

        All documents hereafter filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Prospectus and prior to the sale of all of the Common Stock offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof.

        The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, excluding the exhibits thereto. Requests for such documents should be directed by mail to Gregory P. Hanson, Chief Financial Officer, XXsys Technologies, Inc., 4619 Viewridge Avenue, San Diego, California 92123, or by telephone (619) 974-8200.

        Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Inapplicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        California Statutes

SECTION 317.  INDEMNIFICATION OF CORPORATE "AGENT".

        (a) for the purposes of this section, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (4) of subdivision (e).

        (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

        (c) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

        No indemnification shall be made under this subdivision for any of the following:

        (1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

        (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

        (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        (d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

        (e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

        (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

        (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

        (3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon.

        (4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

        (f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

        (g) The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph
(11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

        (h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (4) of subdivision (e), in any circumstance where it appears:

        (1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

        (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

        (i) A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied: (1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or (2)(A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization,
(B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

        (j) This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

        Articles of Incorporation

        The Company's Articles of Incorporation, as amended, provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. The Company's Articles of Incorporation authorize the Company to provide indemnification of agents for breach of duty to the Company and its shareholders through bylaw provisions, or through agreements with its agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code.

        Bylaws

        Section II of the Company's Bylaws gives the Company the power to indemnify any person who is or was an agent of the Company as provided in
Section 317 of the California General Corporation Law.

        Indemnity Agreements.

        The Company has entered into an Indemnity Agreement with each of its directors and officers, pursuant to which the Company has agreed to indemnify each director and officer to the fullest extent permitted by California law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Inapplicable.


ITEM 8.  EXHIBITS.


Exhibit Number                      Description
- --------------                      -----------
4.1(1)                Certificate of Determination for Registrant's Series A Preferred Stock.

5.1                   Opinion of Oppenheimer Wolff & Donnelly LLP re: legality of shares.

10.4(2)               1991 Stock Option Plan dated December 14, 1991, as amended.

10.39(3)              Consulting Services Agreement between the Company and Continental
                      Capital & Equity Corporation dated April 15, 1998.

10.41(4)              1996 Stock Option Plan dated March 29, 1996.

10.42                 [Forms of] Employee/Consultant Compensation Contract

23.1                  Consent of Oppenheimer Wolff & Donnelly LLP (filed as Exhibit 5.1 herein).

23.2                  Consent of Feldman Sherb Ehrlich & Co., P.C. (Formerly
                      Feldman, Radin, & Co., P.C.)



Notes:

(1)     Incorporated by reference to Form 8-K dated May 12, 1994.

(2) Incorporated by reference to Form 10-KSB for the year ended September 30, 1997.

(3) Incorporated by reference to Form 10-QSB for the quarter ended March 31, 1998.

(4) Incorporated by reference to Form S-8 registration statement dated June 4, 1998

ITEM 9.  UNDERTAKINGS.

               A. The undersigned registrant hereby undertakes to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

               B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 12, 1998.

                                        XXSYS TECHNOLOGIES, INC.,
                                        a California corporation



                                        By: /s/ GLORIA C.L. MA
                                           -------------------------------------
                                                Gloria C.L. Ma
                                                Chief Executive Officer and
                                                Chief Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)





               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                    Title                    Date
-----------                                    -----                    ----

/s/ GLORIA C.L. MA                      Chairman, Chief Executive     October 12, 1998
---------------------------------         Officer, Chief Financial
GLORIA C.L. MA                            Officer and Director


/s/ WALTER GEER                         Director                      October 12, 1998
---------------------------------
WALTER GEER

/s/ WILLIAM J. DALE                     Director                      October 12, 1998
---------------------------------
WILLIAM J. DALE
